Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of December 7, 2025, is by and among International Business Machines Corporation, a New York corporation (“Parent”), Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), Confluent, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent and Sub are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, the Company has informed Parent and each Stockholder that the Company and the Company Board have, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions on transactions with an “interested stockholder” of the Company within the meaning of (i) Section 203 of the DGCL and (ii) any other “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (the “Takeover Approval”);

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock and Class B Common Stock (collectively, the “Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Shares owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement and prior to the Voting Agreement Termination Date (as defined below), including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such Shares, or other similar transaction, or upon exercise or conversion of any securities (including any Stock Options, RSUs, shares of Class A Common Stock issued pursuant to the ESPP or any other equity awards or shares of Class A Common Stock issued on conversion of shares of Class B Common Stock or conversion of the Convertible Notes), such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent, Sub and the Company to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, Sub, the Company and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent, Sub and the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a)            “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction with respect to such security that has or reasonably would be expected to have the effect of transferring, or reallocating to a third party, or otherwise limiting, the economic benefits and risks of ownership of such security.

(b)            “Voting Agreement Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration per Share to be received by the stockholders of the Company or (B) changes the form in which the Merger Consideration per Share is payable to the stockholders of the Company.

(c)            A person shall be deemed to have effected a “Transfer” of a security if such person, whether directly or indirectly (i) sells, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) such security or any interest in such security, (ii) creates any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such security (other than, in each case, (x) Permitted Liens, (y) those created by this Agreement, and (z) those arising under applicable securities or community property laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, or (iv) agrees or commits in writing to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in the Stockholder by its equityholders shall not constitute a Transfer. A “Transfer” shall not be deemed to have occurred in connection with the foreclosure of any pledge of Shares existing on the date of this Agreement.

2

2.            Transfer & Conversion Restrictions.

(a)            From the date of this Agreement until the Voting Agreement Termination Date, other than with the written consent of Parent, each Stockholder agrees not to Transfer (or cause or knowingly permit the Transfer of) any of the Covered Shares; provided, however, that any Stockholder may Transfer any Covered Shares (a) to any other Stockholder; (b) to any affiliate of such Stockholder; (c) to any charitable foundation or organization, including donor advised funds; (d) if such Stockholder is an individual, to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family; (e) if such Stockholder is not an individual, to one or more persons who is an equityholder, trustee, beneficiary, partner, or member of Stockholder; (f) in connection with the settlement, exercise, termination or vesting of Stock Options or RSUs held by a Stockholder in order to (i) pay, as applicable, the exercise price of such Stock Options (including on a “net settlement” basis) or (ii) satisfy Taxes or Tax withholding obligations applicable thereto or to any RSUs; (g) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) in effect as of the date hereof not to exceed (i) 465,000 Shares of Class B Common Stock, in the aggregate, with respect to Jay Kreps and his affiliates or (ii) 1,700,000 Shares of Class B Common Stock, in the aggregate, with respect to Neha Narkhede and her affiliates; (h) to the extent required by any non-consensual Judgement, by divorce decree or by will, intestacy or other similar applicable Law; or (i) solely with respect to Jay Kreps and his affiliates, by executing a same day sale, including by the Company on behalf of such Stockholder or pursuant to a Rule 10b5-1 Trading Plan, of any or all Covered Shares that such Stockholder would have otherwise received in respect of (i) any RSUs held by such Stockholder that vest after the date of this Agreement in accordance with the ordinary course vesting schedule applicable to such RSUs (excluding, for the avoidance of doubt, any accelerated vesting of such RSUs, whether under the terms of such RSUs or otherwise) or (ii) the exercise of Stock Options held by such Stockholder as of the date of this Agreement not to exceed 545,596 Stock Options; provided, further, however, that in each case of clauses (a), (b), (c), (d) or (e) only if the transferee of such Covered Shares evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and be subject to the terms and provisions of this Agreement to the same effect as such transferring Stockholder; provided, further, that, except for any Transfer pursuant to clauses (f), (g), or (i), no Stockholder shall be permitted to Transfer any of the Covered Shares if such Transfer would result in the conversion of Class B Common Stock into Class A Common Stock pursuant to the terms of the Company Charter. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2(a) shall be null and void and of no effect whatsoever. In furtherance and not in limitation of the foregoing, from the date of this Agreement until the Voting Agreement Termination Date, no Stockholder shall make any demands to register any of its Covered Shares pursuant to the terms of that certain Amended and Restated Investors’ Rights Agreement, dated as of March 20, 2020, by and between the Company and certain persons listed on Schedule 1 attached thereto, as amended.

(b)            From the date of this Agreement until the Voting Agreement Termination Date, other than with the written consent of Parent or as expressly permitted under paragraph (a) of this Section 2 above, each Stockholder agrees not to (i) exercise the option or elect to convert any of the Class B Common Stock owned of record or beneficially by such Stockholder into Class A Common Stock pursuant to the terms of the Company Charter or (ii) otherwise take any action that would result in the automatic conversion of the Class B Common Stock owned of record or beneficially by such Stockholder into Class A Common Stock pursuant to the terms of the Company Charter.

3.            Agreement to Vote.

(a)            From the date of this Agreement until the Voting Agreement Termination Date, subject to the terms of this Agreement and the Takeover Approval, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), each Stockholder shall vote, and shall cause or direct to be voted, all of such Stockholder’s Covered Shares, as applicable:

(i)             in favor of the adoption of the Merger Agreement, the Merger and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;

(ii)            in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Stockholder Approval on the date on which such meeting is held;

(iii)           against (A) any Takeover Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger; and

(iv)           in favor of any other matter or action necessary for the consummation of the Merger in accordance with the terms of the Merger Agreement.

3

(b)            From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.

(c)            For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) diminishes the Merger Consideration per Share to be received by the stockholders of the Company or (ii) changes the form in which the Merger Consideration per Share is payable to the stockholders of the Company. Notwithstanding anything in this Agreement to the contrary, each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner that the Stockholder deems appropriate.

(d)            Notwithstanding anything in this Agreement to the contrary, in the event of an Adverse Recommendation Change made in compliance with the Merger Agreement (i) the obligations of each Stockholder set forth in this Section 3 with respect to the Covered Shares held by such Stockholder under this Agreement shall be modified such that such obligations shall only bind such Stockholder with respect to a number of Covered Shares held by such Stockholder equal to the number of Covered Shares that would, together with (x) the Covered Shares held by the other Stockholders subject to such obligations under this Agreement and (y) the Shares held by any other Company Stockholders entering into substantially similar voting agreements with Parent, Sub and the Company on or about the date hereof in respect of the Merger Agreement (the “Other Voting Agreements” and such Company Stockholders “Covered Stockholders”) subject to such obligations under such Other Voting Agreements, in the aggregate represent 35% of the total voting power of the outstanding Shares entitled to vote on the adoption of the Merger Agreement as of the applicable record date (rounded down to the nearest whole Share) (the “Reduced Covered Shares”) and (ii) each Stockholder shall remain free to vote (or execute proxies with respect to) the remaining Shares held by such Stockholder that are not Reduced Covered Shares in any manner the Stockholder deems appropriate. Any reduction in the number of Covered Shares of a Stockholder or any other Covered Stockholder subject to the obligations of such Stockholder under this Agreement pursuant to the foregoing sentence shall be made on a pro rata basis in proportion to the respective voting power of each Stockholder as of the applicable record date (rounded down to the nearest whole Share).

(e)            Nothing in this Agreement, including this Section 3, shall limit or restrict any Stockholder, affiliate or designee of any Stockholder who serves as a director or officer of the Company or any of its Subsidiaries in acting in his or her capacity as a director or as an officer, as applicable, of the Company or such Subsidiary, as applicable, it being understood that this Agreement applies to each Stockholder solely in his, her or its capacity as a stockholder of the Company and does not apply to, and shall not limit or affect in any manner, any such Stockholder, affiliate or designee’s actions, omissions, judgments or decisions as a director or officer, as applicable, of the Company or any of its Subsidiaries and no such action, omission, judgment or decision, in such Stockholder, affiliate or designee’s capacity as member of the director or officer of the Company or any of its Subsidiaries shall violate any of such Stockholder’s agreements or obligations under this Agreement.

4

4.            Representations and Warranties of the Stockholders. Each Stockholder, solely with respect to such Stockholder and severally and not jointly with respect to any other Stockholder, hereby represents and warrants to Parent and Sub as follows:

(a)            Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent, Sub, and the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Bankruptcy Exceptions.

(b)            No Conflicts. Except as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, none of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (other than Permitted Liens or those created by this Agreement) on any of the assets or properties of such Stockholder, (iii) violate any applicable law or order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder.

(c)            Ownership of Covered Shares. Such Stockholder is, as of the date hereof, the record or beneficial owner of such Stockholder’s Covered Shares. All of such Stockholder’s Covered Shares are free and clear of any pledges (other than pledges existing as of the date of this Agreement that would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder), liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than (w) Permitted Liens, (x) those created by this Agreement, (y) those arising under applicable securities or community property laws, or (z) as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder). As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any shares of capital stock or voting securities of the Company.

(d)            Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e)            Reliance by Parent and Sub. Such Stockholder understands and acknowledges that each of Parent and Sub is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

5

(f)            Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

(g)            No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h)            Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge such Stockholder, threatened against or otherwise affecting such Stockholder, in such Stockholder’s capacity as such, or any of its, his or her properties or assets (including the Covered Shares) that would reasonably be expected to prevent, materially impair or materially delay the performance of such Stockholder’s obligations pursuant to this Agreement.

5.            Representations and Warranties of Parent and Sub.

(a)            The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby are within the corporate powers of Parent and Sub and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, excepts as such enforceability may be limited by Bankruptcy Exceptions.

(b)            Parent and Sub acknowledge and agree that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to Parent and Sub with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. Parent and Sub hereby specifically disclaim reliance upon any representations or warranties of the Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), other than the representations expressly set forth in this Agreement.

6.            Representations and Warranties of Company.

(a)            The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, excepts as such enforceability may be limited by Bankruptcy Exceptions.

(b)            The Company acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to the Company with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. The Company hereby specifically disclaims reliance upon any representations or warranties of the Stockholder or any of his, her or its affiliates, other than the representations expressly set forth in this Agreement.

6

7.            Certain Restrictions.

(a)            No Stockholder shall, from the date of this Agreement until the Voting Agreement Termination Date, take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder.

(b)            Each Stockholder hereby agrees not to commence or voluntarily participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, Sub or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or (ii) alleging a breach of any fiduciary duty of any member of the Company Board or officer of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or any of his, her or its affiliates or representatives; provided, further that this Section 7(b) shall not limit or impair the rights or obligations of any party under the Merger Agreement or be deemed to be a waiver of any rights of the Stockholder or any of his, her or its affiliates or representatives for any breach of (A) this Agreement, (B) the Merger Agreement or (C) any other Contract by and between such Stockholder or any of his, her or its affiliates or representatives, on the one hand, and any of Parent, the Company or their respective Subsidiaries or affiliates, on the other hand.

(c)            Each Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document Parent or the Company determines to be necessary or desirable (it being understood that the names of individuals party to this Agreement will not be disclosed unless required by applicable law) in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

(d)            From the date hereof until the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company and Parent of any such event.

8.            Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable law with respect to the Covered Shares.

9.            Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

10.          Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Voting Agreement Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Covered Shares in violation of this Agreement.

7

11.          Termination. This Agreement, and all rights, obligations and liabilities of the parties hereunder, shall automatically terminate without further action and shall have no further force or effect as of the Voting Agreement Termination Date; provided, that this Section 11 and Section 12 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement that occurred prior to such termination. For the avoidance of doubt, this Agreement shall not terminate upon an Adverse Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.

12.          Miscellaneous.

(a)            Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(b)            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion, any or all of their rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligations. Except as provided in the provision in the immediately preceding sentence, any purported assignment without such consent shall be void. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(c)            Amendment and Modification; Waiver. This Agreement may be amended or waived by any party hereto only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or in equity.

(d)            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof, and (ii) the right of specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right, none of the Stockholder, the Company, Parent or Sub would have entered into this Agreement. It is explicitly agreed that Parent shall have the right to seek an injunction, specific performance or other equitable remedies in connection with enforcing each Stockholder’s obligations hereunder.

8

(e)            Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 12(e)):

if to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy to:

Katzke Miller & Morgenbesser LLP

[redacted]

Email:	katzke@kmexeccomp.com; miller@kmexeccomp.com; fitzgerald@kmexeccomp.com
Attention:	Michael S. Katzke; Joshua M. Miller; Caitlin M. Fitzgerald

if to the Company, to:

Confluent, Inc.

899 West Evelyn Ave.

Mountain View, CA 94041

Email:	[redacted]
Attention:	Chief Legal Officer

with a copy to:

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, CA 94111

Email:	jleigh@cooley.com; bbeerle@cooley.com; javina@cooley.com; rkumar@cooley.com
Attention:	Jamie Leigh; Ben Beerle; Jon Avina; Rishab Kumar

if to Parent or Sub, to:

International Business Machines Corporation

New Orchard Road

Armonk, New York 10504

Email:	[redacted]
Attention:	Eyal Ofir

9

with a copy to:

International Business Machines Corporation

New Orchard Road

Armonk, New York 10504

Email:	[redacted]
Attention:	Scott Ferrauiola

and with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019

Email:	swilliams@paulweiss.com; dobadina@paulweiss.com
Attention:	Steven J. Williams; Dotun Obadina

(f)            No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

(g)            No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(h)            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10

(i)            Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(j)            Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 12(j).

(k)            Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or any agreement referenced therein.

(l)             Interpretation. Section 8.04 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m)           Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

13.          Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by.pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

14.          No Recourse. Parent and Sub agree that no Stockholder shall be liable in his, her or its capacity as a stockholder of the Company for claims, losses, damages, expenses, liabilities or obligations arising under the Merger Agreement. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations of any other stockholder of the Company, whether under this Agreement or any Other Voting Agreement. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, or arising under, this Agreement may only be brought against, the persons that are expressly named as parties hereto and their respective successors and assigns.

[The remainder of this page is intentionally left blank.]

11

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION

/s/ Eyal Ofir
Name: Eyal Ofir
Title: Vice President, Corporate Development

CORVO MERGER SUB, INC.

/s/ J. Eric Reed
Name: J. Eric Reed
Title: Director

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CONFLUENT, INC.

/s/ Rebecca Chavez
Name: Rebecca Chavez
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EDWARD JAY KREPS

/s/ Edward Jay Kreps

EDWARD JAY KREPS AND JAMAICA HUTCHINS KREPS, AS TRUSTEES OF THE EDWARD J. KREPS AND JAMAICA H. KREPS 2018 REVOCABLE TRUST DATED SEPTEMBER 24, 2018

/s/ Edward Jay Kreps
Name: Edward Jay Kreps
Title: Trustee

/s/ Jamaica Hutchins Kreps
Name: Jamaica Hutchins Kreps
Title: Trustee

SARAH GEBAUER, AS SPECIAL TRUSTEE OF THE ESME KREPS GST EXEMPT TRUST UNDER THE KREPS FAMILY 2019 IRREVOCABLE TRUST UNDER AGREEMENT DATED SEPTEMBER 26, 2019

/s/ Sarah Gebauer
Name: Sarah Gebauer
Title: Special Trustee

SARAH GEBAUER, AS SPECIAL TRUSTEE OF THE MINA KREPS GST EXEMPT TRUST UNDER THE KREPS FAMILY 2019 IRREVOCABLE TRUST UNDER AGREEMENT DATED SEPTEMBER 26, 2019

/s/ Sarah Gebauer
Name: Sarah Gebauer
Title: Special Trustee

[Signature Page to Voting Agreement]

THE RAO/LI FAMILY TRUST

/s/ Jun Rao
Name: Jun Rao
Title: Co-Trustee

/s/ Yang Li
Name: Yang Li
Title: Co-Trustee

ROSALIND HUI RAO 2021 GST TRUST

/s/ Jun Rao
Name: Jun Rao
Title: Co-Trustee

/s/ Yang Li
Name: Yang Li
Title: Co-Trustee

THE YL NON-GST TRUST

/s/ Yang Li
Name: Yang Li
Title: Trustee

THE JR NON-GST TRUST

/s/ Jun Rao
Name: Jun Rao
Title: Trustee

NEHA NARKHEDE

/s/ Neha Narkhede

[Signature Page to Voting Agreement]

DAVID A. STEIN AND HIS SUCCESSORS AS TRUSTEE OF THE TROUVAILLE ANK TRUST

/s/ David A. Stein
Name: David A. Stein
Title: Trustee

TROUVAILLE INVESTMENTS HOLDINGS LTD

/s/ Annabel Peliwan
Name: Annabel Peliwan
Title: Authorized Signatory

[Signature Page to Voting Agreement]